Exhibit 10.1

DESTINATION XL GROUP, INC.

FIFTH AMENDED AND RESTATED

NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

Section 1.  Establishment and Purpose

Destination XL Group, Inc. (the “Company”) hereby amends and restates the Destination XL Group, Inc. Fourth Amended and Restated Non-Employee Director Compensation Plan (as amended, the “Plan”), for the purpose of supporting the Company’s ongoing efforts to attract and retain exceptional directors to provide strategic guidance to the Company.  The Plan also provides a convenient method by which non-employee directors of the Company may acquire shares of Common Stock of the Company (“Shares”) at fair market value by voluntarily electing to receive Shares in lieu of fees otherwise payable to them in cash for service as a director or member of a committee of the Board of Directors of the Company (the “Board”). Any Shares acquired by a Participant pursuant to this Plan shall come out of the pool of Shares reserved for issuance under Section 4 of this Plan, subject to adjustment as the Board may from time to time determine. The Participants are encouraged, but are not required, to select Shares for at least 50% of his/her compensation.   The Plan shall be effective as of November 6, 2020.  Elections for fiscal 2021 and thereafter must be submitted to the Company in accordance with Section 3(c) no later than December 31 of the year preceding the fiscal year for which the election is to be effective.

Section 2.  Definitions

When used herein, the following capitalized terms shall have the meanings assigned to them, unless the context clearly indicates otherwise.  Capitalized terms used herein and not defined shall have the meanings assigned to them in the Incentive Compensation Plan.

(a)

“Board Chair/Lead Director” means an independent director whose responsibilities, if the Board Chair, shall be as set forth for the Chairman of the Board in the Company’s By-laws, and, if the Lead Director, shall include the following and any other responsibilities determined by the Board: (i) presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; (ii) serving as liaison between the Chairman and the independent directors; (iii) reviewing and approving materials to be sent to the Board; (iv) approving the meeting agendas for the Board; (v) approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; (vi) having the authority to call meetings of the independent directors; and (vii) if requested by major shareholders, ensuring that he or she is available for consultation and direct communication.

(b)	“Cash” means U.S. dollars.

(c)	“Commission” means the United States Securities and Exchange Commission or any successor agency.

(d)	“Common Stock” means the common stock of the Company, par value $.01 per share.

(e)	“Compensation” means an award under the Plan that is payable in the form of Cash and/or Shares pursuant to the terms and conditions set forth in this Plan.

(f)	“Compensation Payment Choice” means the form of payment of Compensation that a Participant selects in accordance with the terms hereof.

(g)	Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(h)

“Grant Date” means the following: each quarterly retainer, Board Chair/Lead Director and committee chairperson fees payable pursuant to Sections 3(a)(i)-(iv) hereof shall be paid on, and the Grant Dates shall be, the first business day of each quarter in each fiscal year.

(i)

“Incentive Compensation Plan” means the Company’s 2016 Incentive Compensation Plan, as amended from time to time, or any shareholder-approved successor plan to the Company’s 2016 Incentive Compensation Plan.

(j)

“Irrevocable Election Agreement” means the written agreement, substantially in the form of Exhibit A, between the Company and a Participant, which, together with the Plan, governs the Participant’s rights to payment of Compensation under the Plan.

(k)	“NASDAQ” means The NASDAQ Stock Market, Inc., or other quotation system or exchange on which the Common Stock may be traded.

(l)	“Non-Employee Director” means a Director who satisfies the requirements set forth in Rule 16b-3(b)(3)(i) under the Exchange Act.

(m)	“Participant” means a Non-Employee Director of the Company.

(n)	“Plan” means this Destination XL Group, Inc. Fifth Amended and Restated Non-Employee Director Compensation Plan, as amended from time to time.

(o)	“Separation from Service” means the earliest date on which a Participant has incurred a separation from service, within the meaning of Section 409A(a)(2) of the Code, with the Service Recipient.

(p)

“Service Recipient” means the Company and all persons with whom the Company would be considered a single employer under Section 414(b) of the Code (employees of a controlled group of corporations), and all persons with whom such person would be considered a single employer under Section 414(c) of the Code (employees of partnerships, proprietorships, or other entities under company control).

(q)	“Treasury Regulations” means the regulations promulgated by the United States Treasury Department with respect to the Code, as amended from time to time.

Section 3.  Compensation; Irrevocable Election; Holding Requirement; Valuation.

(a)	The Compensation paid to the Participants shall be as follows:

i.	a retainer equal to $30,000 per fiscal quarter;
ii.	to the Board Chair/Lead Director, a fee equal to $5,000 per fiscal quarter;
iii.	to the chairperson of the Company’s audit committee, a fee equal to $2,500 per fiscal quarter;
iv.	to the chairperson of any of the Company’s other committees, a fee equal to $1,250 per fiscal quarter.

The annual retainer, Board Chair/Lead Director and respective chairperson fees described above in Sections 3 (a)(i)-(iv), shall be earned on a quarterly basis based on the Company’s fiscal year and shall be payable by the Company on the first business day in each quarter in each fiscal year. In the event that, following the Grant Date, a Participant is initially elected or appointed to the Board on any date other than the first business day in each fiscal quarter (the Participant’s “Start Date)”, such Participant shall receive, on or as soon as practicable following such Start Date, a prorated portion of the retainer, Board Chair/Lead Director and chairperson fees, if applicable, otherwise payable to such Participant, with such prorated portion determined by multiplying the retainer, Board Chair/Lead Director and any applicable chairperson fees by a fraction, the numerator of which is the number of days remaining from the Start

Date until the end of the applicable fiscal quarter and the denominator of which is the number of days in the applicable fiscal quarter.  If a Participant notifies the Company that he/she will not stand for re-election at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”), but will serve as a Participant up until the date of the Annual Meeting, Participant will receive a pro-rated portion of his/her next quarterly retainer, Board Chair/Lead Director and chairperson fees, as applicable, calculated from the first day of the quarter in which the Annual Meeting occurs until the date of the Annual Meeting, payable in cash.

(b)

Participants will have the right to elect payments of the values set forth above in any combination of Cash or Shares. Subject to the terms hereof, Compensation shall be paid on the applicable Grant Date Compensation paid in the form of Shares shall be made pursuant to this Plan, and can only be made in such form if there is a sufficient number of shares of Common Stock available under this Plan.  Under Section 4 of this Plan, there is a maximum number of 250,000 Shares that may be granted each quarter. In the event that the Company does not have a sufficient number of shares of Common Stock due to this limit or if there is insufficient Shares remaining under this Plan to satisfy elections to receive Shares, the payments will be made in Cash to the extent of such insufficiency (Participants making similar elections will be allocated the remaining equity ratably in proportion to the respective equity amounts which would otherwise be payable to them absent such insufficiency).

(c)

The elections by the Participants must be made in writing substantially in the form of Exhibit A attached hereto and submitted to the General Counsel of the Company (or such other person as the Committee shall designate) no later than December 31st of the year preceding the fiscal year for which the election is to be effective.  All elections once submitted, are irrevocable for that fiscal year.  In the event a timely election is not made or a person does not become a Participant until after the deadline for the election to be made or who becomes a Participant during a fiscal year, the payments will be made in cash until such election is made the following year.

(d)

Requirement to Hold Equity.  Each Participant is required to hold any form of equity paid to the Participant pursuant to this Plan until a Participant’s Separation from Service, unless the Board, in its sole discretion, permits a sale of equity prior to a Participant’s Separation from Service.

(e)

Valuation of Shares.  For the purposes of determining the number of Shares to be issued to a Participant on a Grant Date, each Share shall be assigned a value equal to the closing sale price of a share of Common

Stock as reported by NASDAQ, or other quotation system or exchange on which the Common Stock may be traded, on the effective Grant Date.  Any Shares granted pursuant to this Plan shall be fully vested on the Grant Date.  Payouts of Shares under the Plan will be in the form of whole Shares only; the de minimis balance of any foregone fees not payable in whole Shares will not be paid.

Section 4. Number of Shares Under the Plan.  Subject to adjustment as the Board may from time to time determine, the total number of Shares reserved and available under the Plan with respect to elections to receive Shares in lieu of fees was initially 500,000, and shall be increased to 1,500,000, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Common Stock.  Further, beginning with the first quarter payment for fiscal 2021, the maximum number of Shares that can be granted each quarter is 250,000 Shares. As discussed above, if the aggregate number of Shares needed for the payment of Compensation to all Participants in a given quarter exceeds 250,000 Shares, the provision of Section 3(b) shall apply.

Section 5. Additional Compensation. In the event of the creation of a special Board committee tasked with working on a significant corporate event (a “Special Committee”), the Board shall determine the amount, timing and form of payment of any additional compensation which it determines should be paid to the Participants serving on the Special Committee.

Section 6.  Amendment and Termination.

This Plan may be amended or terminated in any respect at any time by the Board; provided, however, that no amendment or termination of the Plan shall be effective to reduce any benefits that accrue and are vested before the adoption of such amendment or termination.  If and to the extent permitted without violating the requirements of Section 409A of the Code, the Committee may require that the Compensation of all Participants be paid in cash as soon as practicable after such termination, notwithstanding any elections by Participants with regard to the timing or form in which their benefits are to be paid.  If and to the extent that the Committee does not accelerate the timing of payments on account of the termination of the Plan pursuant to the preceding sentence, payment of any remaining benefits under the Plan shall be made at the same times and in the same manner as such payments would have been made based upon the most recent elections made by Participants, and the terms of the Plan, as in effect at the time the Plan is terminated.

Section 7.  Unfunded Obligation.

The obligations of the Company to pay any Compensation under the Plan shall be unfunded and unsecured, and any payments under the Plan shall be made from the general assets of the Company.  Participants’ rights under the Plan are not assignable or transferable except to the extent that such assignment or transfer is permitted under the terms of the Incentive Compensation Plan (regardless of the fact that payment hereunder is not being made under the Incentive Compensation Plan).

Section 8.  Withholding.

The Participants and personal representatives shall bear any and all federal, state, local or other taxes imposed on benefits under the Plan.  The Company may deduct from any payments under the Plan the amount of any taxes required to be withheld from such payments by any federal, state or local government, and may deduct from any Compensation or other amounts payable to the Participant the amount of any taxes required to be withheld with respect to any other amounts under the Plan by any federal, state or local government.

Section 9.  Applicable Law.

This Plan shall be construed and enforced in accordance with the laws of the State of Delaware, except to the extent superseded by federal law.

Section 10.  Administration and Interpretation.

The Plan will be administered by the Committee.  The Committee shall not make any substantive changes to the Compensation set forth in this Plan without the approval of the Board.  The Committee will have broad authority to adopt rules and regulations relating to the Plan and make decisions and interpretations regarding the provisions of the Plan.  Benefits due and owing to a Participant under the Plan shall be paid when due without any requirement that a claim for benefits be filed.  However, any Participant who has not received the benefits to which Participant believes himself or herself entitled may file a written claim with the Committee, which shall act on the claim within thirty days.  Any decisions or interpretations by the Committee relating to benefits under the Plan shall be binding and conclusive on all affected parties.

Section 11.  Code Section 409A.

It is intended that the Compensation granted pursuant to this Plan be exempt from Section 409A of the Code (“Section 409A”) because it is believed the Compensation payable in cash and Shares should qualify for the short-term deferral exception contained in Treasury Regulation §1.409A-1(b)(4). The provisions of the Plan shall be interpreted in a manner consistent with the foregoing intentions.

The Committee, in its sole discretion, and without the consent of any Participant or Beneficiary, may amend the provisions of this Plan to the extent that the Committee determines that such amendment is necessary or appropriate in order for the Compensation paid pursuant to the Plan to be exempt from the requirements of Section 409A, or if and to that the Committee determines that the Compensation is not so exempt, to amend the Plan  (and any agreements relating to any Compensation) in such manner as the Committee determines shall deem necessary or appropriate to comply with the requirements of Section 409A.

Notwithstanding the foregoing, the Company does not make any representation to any Participant or Beneficiary that the Compensation paid pursuant to this Plan is exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless any Participant or Beneficiary for any tax, additional tax, interest or penalties that the Participant or Beneficiary may incur in the event that any provision of the Plan or any Compensation agreement, or any amendment or any modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

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EXHIBIT A

DESTINATION XL GROUP, INC.

FIFTH AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

IRREVOCABLE ELECTION AGREEMENT

TO:General Counsel:

I, _____________________________, hereby elect to receive my Destination XL Group, Inc. Non-Employee Director Compensation (as defined in the Destination XL Group, Inc. Fifth Amended and Restated Non-Employee Director Compensation Plan (the “Plan”)) as follows:

COMPENSATION	Cash	DXLG Shares	TOTAL
Retainer*	_______%	______%	100%
Board Chair / Lead Director	_______%	______%	100%
Committee Chair Fee	_______%	______%	100%

*Participants are encouraged, but are not required, to select at least 50% of Retainer in the form of DXLG Stock.

NOTE: You have the opportunity to decide the Compensation Payment Choice of Cash and/or DXLG Shares. Your selected choice(s) for any given year must equal 100%.

I understand and acknowledge that as discussed in Section 4 of the Plan, if the aggregate equity to be granted to all Participants in a quarter exceeds the maximum number of Shares permitted, I will receive a pro-rated allocation of that maximum amount, with the shortfall paid in Cash.

I understand and acknowledge that any equity must be held until my Separation from Service, unless the Board, in its sole discretion, permits a sale of equity prior to my Separation from Service.

I understand and acknowledge that this election is irrevocable. I understand and acknowledge that I must be a Non-Employee Director of the Company on the dates each portion of the Compensation is paid in order to qualify for such payment.

I understand and acknowledge that if there is any conflict between this form or any part of it and the Plan, the provisions of the Plan shall govern.

I have hereunto set my hand and seal this ____ day of ___________, 20___.

_________________________________________________________

(Signature)(Printed name)